
CS FIRST BOSTON                                                                                              Exhibit 20       Page 1
                                                       Key Bank USA, N.A. Automotive Specialty Finance

                                                   MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-D

                                                           February 1, 2000 through February 29, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                                 $75,008,062.58
(B) Class A Certificate Ownership Interest of the Trust                                                               89.00%
(C) Original Class A Certificate Balance                                                                     $66,757,175.69
(D) Class A Certificate Rate                                                                                           6.10%
(E) Class B Certificate Ownership Interest of the Trust                                                                5.00%
(F) Original Class B Certificate Balance                                                                      $3,750,403.13
(G) Class B Certificate Rate                                                                                           6.65%
(H) Original Class C Certificate Balance                                                                      $4,500,483.76
(I) Class C Certificate Rate                                                                                           0.00%
(J) Servicing Fee Rate                                                                                                 3.50%
(K) Original Weighted Average Coupon (WAC)                                                                            19.90%
(L) Original Weighted Average Remaining Term (WAM)                                                                    54.07 months
(M) Number of Contracts                                                                                               6,041
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                                 5.00%
    (ii)  Specified SA Balance                                                                                $1,500,161.25
    (iii) Floor Amount                                                                                         1,500,161.25

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                              Total Trust
                                                                                                          -----------------
(A) Total Portfolio Outstanding                                                                               $9,118,908.70
(B) Total Portfolio Pool Factor                                                                                   0.1215724
(C) Class A Certificate Balance                                                                               $8,115,828.74
(D) Class A Principal Factor                                                                                      0.1215724
(E) Class B Certificate Balance                                                                                 $455,945.44
(F) Class B Principal Factor                                                                                      0.1215724
(G) Class C Certificate Balance                                                                                 $547,134.55
(H) Spread Account Balance                                                                                     1,500,161.25
(I) Payahead Account Balance                                                                                      74,690.27
(J) Cumulative Accrued Servicing Fee Balance                                                                           0.00
(K) Cumulative Net Losses for All Prior Periods                                                               10,953,329.14
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                              19.53%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                      17.48 months
(N) Number of Contracts                                                                                               1,781

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts

    (i)   Principal Payments Received                                                                           $739,409.83
    (ii)  Interest Payments Received                                                                             155,689.89
    (iii) Repurchased Loan Principal                                                                                   0.00
    (iv)  Repurchased Loan Interest                                                                                    0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                         6,087.10
(C) Amount Applied From Payahead Account                                                                               0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                              19.52%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                  16.54 months
(F) Remaining Number of Contracts                                                                                     1,693
(G) Delinquent Contracts
                                                                           Contracts                            Amount
                                                                           ----------- ---------------------------------------------
    (i)   30-59 Days Delinquent                                                    44          2.60%        $218,922.27        2.64%
    (ii)  60-89 Days Delinquent                                                     0          0.00%               0.00        0.00%
    (iii) 90 Days or More Delinquent                                                0          0.00%               0.00        0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                                $4,995.23
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                  $92,190.57
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                      30,737.27
    (iii) Recoveries on Previously Liquidated Contracts                                                       56,458.07
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                            18


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated November 1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                  Vice-President                            03/15/00
---------------------------------------------------                 --------------------
Signature                             Title                         Date





CS FIRST BOSTON                                                                                        Exhibit 20           Page 2
                                 Key Bank USA, N.A. Automotive Specialty Finance

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-D

                                     February 1, 2000 through February 29, 2000
I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                        $739,409.83
(B) Interest Payments Received (C(A)ii)                                                                         155,689.89
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                     87,195.34
(D) Principal on Repurchased Contracts (C(A)iii)                                                                      0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                        0.00
                                                                                                      --------------------
(F) Total Collections (A+B+C+D+E)                                                                              $982,295.06

                                                                                                      --------------------
(H) Total Available Amount (F+G)                                                                               $982,295.06

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                        $739,409.83
(B) Principal on Repurchased Contracts (C(A)iii)                                                                      0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                    92,190.57
                                                                                                      --------------------
(D) Total Principal Reduction (A+B+C)                                                                          $831,600.40

(E) Class A Distributable Amount

    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                          $41,255.46
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                             740,124.35
                                                                                                      --------------------
    (iii) Total Distributable Amount (i+ii)                                                                    $781,379.81

(F) Class B Distributable Amount

    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                           $2,526.70
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                              41,580.03
                                                                                                      --------------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                                $44,106.73

(G) Class C Distributable Amount

    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                               $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                       49,896.02
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                                   80,315.68
                                                                                                      --------------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                                $130,211.71

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                               $26,596.82

(I) Required Distributions

    (i)   Servicing Fee                                                                                         $26,596.82
    (ii)  Class A Amount (II(E)iii)                                                                             781,379.81
    (iii) Class B Amount (II(F)iii)                                                                              44,106.73
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                         0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                                     0.00
    (vi)  Class C Amount (VI(C))                                                                                130,211.70
    (vii) Excess Collections (VI(B))                                                                                  0.00
                                                                                                      --------------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                      $982,295.06

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                             $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                             $74,690.27
(B) Amounts Applied to Payahead Account (C(B))                                                                    6,087.10
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                    0.00
(D) Ending Period Balance                                                                                       $80,777.37

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                   Begin. of Period                         End of Period
(A) Balances and Principal Factors                                 --------------------                -------------------
    (i)    Total Pool Balance                                             $9,118,908.70                      $8,287,308.30
    (ii)   Total Pool Factor                                                  0.1215724                          0.1104856
    (iii)  Receivables Balance                                             9,118,908.70                       8,287,308.30

    (v)    Class A Certificate Balance                                    $8,115,828.74                      $7,375,704.39
    (vi)   Class A Principal Factor                                           0.1215724                          0.1104856
    (vii)  Class B Certificate Balance                                      $455,945.44                        $414,365.42
    (viii) Class B Principal Factor                                           0.1215724                          0.1104856
    (ix)   Class C Certificate Balance                                      $547,134.55                        $497,238.53

(B) Portfolio Information

    (i)   Weighted Average Coupon (WAC)                                           19.53%                             19.52%
    (ii)  Weighted Average Remaining Maturity (WAM)                               17.48 months                       16.54 months
    (iii) Remaining Number of Contracts                                           1,781                              1,693





CS FIRST BOSTON                                                                                             Exhibit 20       Page 3
                                                Key Bank USA, N.A. Automotive Specialty Finance

                                            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-D

                                                    February 1, 2000 through February 29, 2000

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                              $1,500,161.25

(B) Draw for Class A Distributable Amount and Servicing Fee                                                           0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                             0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                      130,211.71
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                      -----------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                                $1,630,372.96

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                               $1,500,161.25

(G) Ending Spread Account Balance (Min(E,F))                                                                 $1,500,161.25

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                        0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                             $130,211.70
(B) Release from SSA                                                                                                  0.00
                                                                                                          ----------------
(C)  Total Distribution to Class C Certificateholder                                                           $130,211.70

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                                  $4,995.23
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                             $92,190.57
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                                30,737.27
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                                56,458.07
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                      10,958,324.37

(D) Delinquent and Repossessed Contracts

                                                                                  Contracts                          Amount
                                                                                  -------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                                   44       2.60%       $218,922.27     2.64%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                   0       0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                             0       0.00%              0.00     0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))                18       1.06%         95,147.30     1.15%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.

    (i)   Second Preceding Collection Period                                                                         0.75%
    (ii)  Preceding Collection Period                                                                                7.25%
    (iii) Current Collection Period                                                                                  0.66%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                        2.89%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
       Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period.

    (i)   Second Preceding Collection Period                                                                         1.68%
    (ii)  Preceding Collection Period                                                                                1.44%
    (iii) Current Collection Period                                                                                  1.15%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                        1.42%

(C) Loss and Delinquency Trigger Indicator                                                                     Trigger Was Not Hit


(D) Unpaid Servicing Fee                                                                                            $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                                 $0.00





                                                                                                Exhibit 20               Page 4
                                              AFG 1996-D Grantor Trust
                                          6.10% Asset Backed Certificates

                                      Statement to Class A Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of November 1, 1996)


Distribution Date:                       March 15, 2000

Collection Period:                       February 1, 2000 through February 29, 2000

Period (Month)                                      40

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                              $           91.20

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                               $            5.08

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                          $    8,287,308.30

Total Available Amount                                                                                       $      982,295.06

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                              $            3.28

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                            $            2.92

Unpaid Servicing Fee                                                                                         $            0.00

Ending Cumulative Accrued Servicing Fee Balance                                                              $            0.00

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                     $            0.00

Class A Principal Carryover Shortfall                                                                        $            0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                         $            0.00

Class A Interest Carryover Shortfall                                                                         $            0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                          $            0.00

Class A Certificate Factor as of the Distribution Date                                                               0.1104856

Class A Certificate Balance as of the Distribution Date                                                      $    7,375,704.39

Class B Certificate Factor as of the Distribution Date                                                               0.1104856

Class B Certificate Balance as of the Distribution Date                                                      $      414,365.42

Class C Certificate Balance as of the Distribution Date                                                      $      497,238.53

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                $            0.00

Balance of the Spread Account on the Distribution Date                                                       $    1,500,161.25

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                       $            0.00

Balance of the Payahead Account                                                                              $       80,777.37

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                       $        6,087.10

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                               62

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                            $      314,069.57




                                                                                               Exhibit 20                 Page 5
                                              AFG 1996-D Grantor Trust
                                          6.65% Asset Backed Certificates

                                      Statement to Class B Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of November 1, 1996)


Distribution Date:                       March 15, 2000

Collection Period:                       February 1, 2000 through February 29, 2000



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                $           91.20

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                 $            5.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                            $    8,287,308.30

Total Available Amount                                                                                         $      982,295.06

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                $           58.33

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                              $            2.92

Unpaid Servicing Fee                                                                                           $            0.00

Ending Cumulative Accrued Servicing Fee Balance                                                                $            0.00

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                       $            0.00

Class B Principal Carryover Shortfall                                                                          $            0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                           $            0.00

Class B Interest Carryover Shortfall                                                                           $            0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                            $            0.00

Class A Certificate Factor as of the Distribution Date                                                                 0.1104856

Class A Certificate Balance as of the Distribution Date                                                        $    7,375,704.39

Class B Certificate Factor as of the Distribution Date                                                                 0.1104856

Class B Certificate Balance as of the Distribution Date                                                        $      414,365.42

Class C Certificate Balance as of the Distribution Date                                                        $      497,238.53

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B

  Certificateholders on the Distribution Date                                                                  $            0.00

Balance of the Spread Account on the Distribution Date                                                         $    1,500,161.25

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                         $            0.00

Balance of the Payahead Account                                                                                $       80,777.37

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                         $        6,087.10

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                                 62

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                              $      314,069.57